            As filed with the Securities and Exchange Commission on June 7, 2000
                                                          Registration No.  333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933

                               QUINTUS CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                  7372                                77-0021612
(State or other jurisdiction of          (Primary Standard Industrial                   (IRS Employer
incorporation or organization)            Classification Code Number)                Identification No.)

                            47212 MISSION FALL COURT
                            FREMONT, CALIFORNIA 94539
               (Address of principal executive offices) (Zip Code)

                               QUINTUS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                            1999 STOCK INCENTIVE PLAN
                      MUSTANG SOFTWARE, INC. 1994 INCENTIVE
                       STOCK OPTION PLAN AND NONSTATUTORY
                                STOCK OPTION PLAN

                            (Full title of the Plans)

                                 SUSAN SALVESEN
                             CHIEF FINANCIAL OFFICER
                               QUINTUS CORPORATION
                            47212 MISSION FALL COURT
                            FREMONT, CALIFORNIA 94539
                     (Name and address of agent for service)

                                 (510) 624-2800
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                          PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                          AMOUNT TO BE     OFFERING PRICE        AGGREGATE          AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED     REGISTERED(1)       PER SHARE         OFFERING PRICE    REGISTRATION FEE
---------------------------------------- ---------------  -----------------   -----------------  ----------------
1999 STOCK INCENTIVE PLAN
Options to purchase Common Stock            1,662,867            N/A                 N/A                N/A
Common Stock, $0.0001 par value         1,662,867 shares        $7.50          $12,471,502.50       $3,292.48

EMPLOYEE STOCK PURCHASE PLAN

Rights to purchase Common Stock               681,534            N/A                 N/A                N/A
Common Stock, $0.0001 par value         681,534 shares          $7.50            $5,111,505         $1,349.44

MUSTANG SOFTWARE, INC. 1994 INCENTIVE
STOCK OPTION PLAN AND NONSTATUTORY
STOCK OPTION PLAN

Options to purchase Common Stock              635,916            N/A                 N/A                N/A
Common Stock, $0.0001 par value         635,916 shares          $6.66          $4,235,200.56        $1,118.09

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Stock Incentive Plan, the Employee Stock Purchase Plan and the Mustang Software, Inc. 1994 Incentive Stock Option Plan and Nonstatutory Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of QUINTUS CORPORATION.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of QUINTUS CORPORATION as reported on the Nasdaq National Market on June 1, 2000.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     QUINTUS CORPORATION (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's Annual Report on Form 10-K, filed with the SEC on June 2, 2000 for the fiscal year ended March 31, 2000.

     (b) The Registrant's Registration Statement No. 000-27985 on Form 8-A12G filed with the SEC on November 11, 1999, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with each of its directors and officers.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

Exhibit Number      Exhibit

     4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-27985 on
                    Form 8-A12G, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.
     5              Opinion and consent of Gunderson Dettmer Stough Villeneuve
                    Franklin & Hachigian, LLP
   23.1             Consent of Deloitte & Touche, LLP, Independent Auditors
   23.2             Consent of Ernst & Young LLP, Independent Auditors
   23.3             Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                    Hachigian, LLP is contained in Exhibit 5.
   24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.


Item 9. Undertakings

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1999 Stock Incentive Plan, the Employee Stock Purchase Plan and the Mustang Software, Inc. 1994 Incentive Stock Option Plan and Nonstatutory Stock Option Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California on this of June 6, 2000.


                                       QUINTUS CORPORATION


                                       By: /s/ ALAN ANDERSON
                                          --------------------------------
                                          Alan Anderson
                                          Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Quintus Corporation, a Delaware corporation, do hereby constitute and appoint Alan Anderson and Susan Salvesen, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                                   Title                            Date
            ---------                                   -----                            ----

/s/ ALAN ANDERSON                       Chairman and Chief Executive Officer             June 6, 2000
-----------------------------------     (Principal Executive Officer)
           Alan Anderson

/s/ SUSAN SALVESEN                      Chief Financial Officer                          June 6, 2000
-----------------------------------     (Principal Financial and Accounting Officer)
           Susan Salvesen

            Signature                                   Title                            Date
            ---------                                   -----                            ----

/s/ PAUL BARTLETT                       Director                                         June 6, 2000
-----------------------------------
           Paul Bartlett

/s/ ANDREW BUSEY                        Director                                         June 6, 2000
-----------------------------------
           Andrew Busey

/s/ FREDERIC HARMAN                     Director                                         June 6, 2000
-----------------------------------
         Frederic Harman

/s/ WILLIAM HERMAN                      Director                                         June 6, 2000
-----------------------------------
         William Herman

                                        Director
-----------------------------------
         Alexander Rosen

/s/ ROBERT SHAW                         Director                                         June 6, 2000
-----------------------------------
           Robert Shaw

/s/ JEANNE WOHLERS                      Director                                         June 6, 2000
-----------------------------------
          Jeanne Wohlers


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                                      II-4

                                  EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------

      4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-27985 on
                    Form 8-A12G, which is incorporated herein by reference pursuant to Item 3(b) of this Registration Statement.

      5             Opinion and consent of Gunderson Dettmer Stough Villeneuve
                    Franklin & Hachigian, LLP

     23.1           Consent of Deloitte & Touche, LLP, Independent Auditors

     23.2           Consent of Ernst & Young, LLP, Independent Auditors

     23.3           Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                    Hachigian, LLP is contained in Exhibit 5.

     24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.